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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):   August 21, 1999

                        ASCENT ENTERTAINMENT GROUP, INC.

             (Exact name of registrant as specified in its charter)

Delaware                               0-27192               52-1930707
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File No.)             Identification No.)

                      1225 Seventeenth Street, Suite 1800
                             Denver, Colorado 80202
                    (Address of principal executive offices)

                                 (303) 308-7000
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

   On August 21, 1999, the Board of Directors of Ascent Entertainment Group, Inc., accepted Charles Lyons' resignation from his position as President, CEO, Chairman and Director of Ascent, and as director of On Command Corporation. The Board also unanimously approved a mutual agreement that amicably resolves all actual and potential disputes between the Company and Mr. Lyons through the date of the mutual agreement. Ascent will pay Mr. Lyons a severance package of $3.6 million, which includes all vested entitlements.

   Charles Neinas will continue to act as Chairman and CEO of Ascent.

                                    SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascent Entertainment Group, Inc.

By:   /s/ David A. Holden
---------------------------------
David A. Holden
Vice President, Finance and Controller

Date: August 23, 1999